Exhibit 99.1

Contact: Charles Lambert
Managing Director – Capital Markets
Medical Properties Trust, Inc.
(205) 397-8897
clambert@medicalpropertiestrust.com

MEDICAL PROPERTIES TRUST, INC. CONTINUES RAPID GROWTH AND

DIVERSIFICATION WITH $245 MILLION SALE-LEASEBACK TRANSACTION

Company to Acquire 11 Post Acute Facilities in Germany; Transaction Supports Operator and

Geographic Diversification Strategy and Is Expected to Be Immediately Accretive to FFO

Birmingham, AL – September 19, 2013 – Medical Properties Trust, Inc. (the “Company” or “MPT”) (NYSE: MPW) today announced that it has entered into a definitive agreement with leading German rehabilitation hospital operator RHM Klinik- und Altenheimbetriebe GmbH & Co. KG (“RHM”) to acquire 11 facilities in Germany in a sale / leaseback transaction valued at €184.0 million (including €9.0 million of transfer tax paid by MPT), or approximately $244.7 million based on a EUR/USD exchange rate of 1.33.

Under the terms of the transaction, MPT will acquire the real estate assets of 11 facilities located throughout Germany and lease them back to the operator, RHM, in a 27-year master lease structure. The RHM portfolio consists of nearly 1,800 beds with average occupancy rates significantly above the average rates for German rehabilitation clinics. RHM is based in Deidesheim, Germany and owned by Waterland Private Equity Investments, a leading European private equity firm, which will maintain its operational ownership.

“This acquisition is fully aligned with our long-stated strategy to diversify our portfolio while remaining focused on hospital investments,” said Edward K. Aldag, Jr., Chairman, President and CEO of Medical Properties Trust. “This investment will allow MPT and its shareholders to benefit from the stable German economy, favorable demographic trends and the operational expertise of RHM, all of which we expect will help drive FFO growth.

“As the only U.S. healthcare REIT focused exclusively on funding hospitals and other facilities where patients must be admitted by doctors, MPT is continuing to leverage its unparalleled expertise in healthcare real estate, healthcare finance and healthcare operations in its investment strategy,” continued Mr. Aldag. “While the U.S. remains our core market for investments, we believe that increasing our exposure to positive global trends will add a dynamic new layer of diversity to our portfolio and significantly increase our acquisition pipeline opportunities. We are excited to expand into Western Europe with RHM, who we expect will become a valuable contributor to the performance of our portfolio.”

Benefits of the Transaction

Further diversifies MPT’s asset portfolio and adds significant scale. With this acquisition, which is consistent with the Company’s successful investment strategy, MPT is entering a new, stable market with dynamics that the Company believes are highly complementary and similar to the U.S. market. MPT expects to leverage its extensive U.S. hospital expertise as it expands to new geographies. On a pro forma basis, MPT will reduce its exposure to its largest operator from more than 24% to 22% based on gross assets, assuming completion of all development projects. RHM will represent approximately 8% of the pro forma portfolio and the remaining 92% of MPT’s pro forma portfolio will be located in 25 states in the U.S. In addition, on a pro forma basis, no single property will account for more than 3.5% of the aggregate portfolio.

Expands acquisition pipeline opportunities. This transaction not only provides MPT with a “built-in” pipeline for additional investments, but also creates a platform to pursue highly selective additional European opportunities that will be complementary to the Company’s U.S. acquisition strategy. RHM has robust growth opportunities and there are significant consolidation opportunities in the highly fragmented German market for well-capitalized operators.

Increases exposure to favorable market trends and demographics. The acquisition provides compelling opportunities for MPT in Germany, which has a strong, stable economy, low unemployment rates and universal healthcare coverage and payment policies. Similar to the U.S., German culture values stable business practices and monetary policy while focusing on its citizens’ welfare, making this market highly attractive.

Absolute net lease structure will allow MPT to further leverage operating infrastructure. The absolute net lease structure of this transaction is fully aligned with the Company’s stated strategy to pursue new investment opportunities that can be seamlessly integrated and managed within MPT’s existing corporate infrastructure.

Positive German Market Dynamics

As a percentage of gross domestic product, Germany has the fourth largest global healthcare system, and guarantees its citizens access to, and coverage under, a comprehensive health insurance program. German citizens can seek coverage under the government-regulated public health insurance system, private coverage from an insurance company, or a combination of both options. Individuals receive coverage for a vast array of services, including preventive services, inpatient and outpatient hospital care, and rehabilitation. Both the private and public sectors have invested considerably in this industry, a trend which MPT expects to continue.

Mr. Aldag continued, “With the acquisition of 11 stable inpatient rehabilitation hospitals in this economically strong region, MPT is establishing an international presence in a significant growth market. In a single transaction we are adding a host of assets to our portfolio that have demonstrated long-term financial stability, have substantial lease coverage at 1.75 times EBITDAR and a track record of operational excellence. We believe that these assets will add meaningfully to our portfolio.”

Strength of RHM Operations and Assets

RHM is an experienced operator in preventive and rehabilitative healthcare in Germany. The leased 11 facilities, which will be governed by a 27-year master lease, are strategically equipped to address the needs of patients at various stages of rehabilitation. The facilities are well-known providers of consistent service and certain facilities utilize an integrated post-acute healthcare delivery model within the same campus as the traditional rehabilitation center.

Approvals and Financing

The transaction is expected to close in the fourth quarter of 2013, subject to customary closing conditions and regulatory approvals. MPT intends to finance the transaction with all-debt financing arrangements which may include borrowings under the Company’s revolving credit facility or other senior debt facilities, or the issuance of unsecured debt securities, or a combination thereof. MPT estimates that on a pro forma basis for any debt financing, MPT will have a net debt-to-EBITDA ratio of approximately 5.2 times. In addition, the Company estimates that on a pro forma basis it will have a net debt-to-gross asset ratio of approximately 44%. Subject to the final terms of the financing, the Company expects the transaction to be immediately accretive to Funds from Operations (“FFO”) per diluted share.

About Medical Properties Trust, Inc.

Medical Properties Trust, Inc. is a Birmingham, Alabama based self-advised real estate investment trust formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. These facilities include inpatient rehabilitation hospitals, long-term acute care hospitals, regional acute care hospitals, ambulatory surgery centers and other single-discipline healthcare facilities. For more information, please visit the Company’s website at www.medicalpropertiestrust.com.

The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the Company’s ability to secure debt financing for the acquisition transaction described above or satisfactory terms or at all, or otherwise to successfully consummate the acquisition transaction. For further discussion of the factors that could affect outcomes, please refer to the “Risk factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and as updated by the Company’s subsequently filed Quarterly Reports on Form 10-Q and other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.

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